EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

Registration Statement (Form S-3 No. 333-242377) of Arbor Realty Trust, Inc. and Subsidiaries and in the related Prospectuses,

of our report dated February 14, 2022, with respect to the consolidated financial statements of Wakefield Investment Holdings LLC, for the year ended December 31, 2021, which is included in the Annual Report (Form 10-K) of Arbor Realty Trust, Inc. and Subsidiaries for the year ended December 31, 2022.

/s/ Richey, May & Co., LLP

Englewood, Colorado

February 14, 2023